SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2002

Colley Corporation

(Exact name of Registrant as specified in its Charter)

Delaware

000-33345

75-2926440

(State or other jurisdiction of incorporation)

(Commission File No.)

(IRS Employer Identification Number)

425 Walnut Street, Suite 2300, Cincinnati, Ohio

45202

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:

(513) 381-0777

N/A

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure

On July 12, 2002, the Board of Directors of Colley Corporation authorized Colley Corporation to repurchase up to 50,000 shares of its issued and outstanding common stock over an indefinite period at the fair market value of such shares.  Colley Corporation has no plan to solicit shares for repurchase.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Colley Corporation

Date: July 15, 2002

By:  /s/Roger W. Ach, II

        Roger W. Ach, II

        President